Exhibit 31.1
PERFORMANT FINANCIAL CORPORATION

I, Lisa C. Im, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Performant Financial Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015	By:	/s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer and Board Chair
(Principal Executive Officer)

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